Exhibit 99.2

NGL Energy Partners LP Announces Appointment of New Chief Financial Officer

TULSA, Okla.—(BUSINESS WIRE)—May. 8, 2013— NGL Energy Partners LP (NYSE:NGL) announces that Atanas H. Atanasov has been appointed Chief Financial Officer. Most recently Mr. Atanasov was the Senior Vice President of Finance and Treasurer. Prior to joining NGL Energy Partners in November 2011, Atanasov spent 9 years at GE Capital both in lending and leveraged equity. Prior to GE Capital, he was with the Williams Company. Mr. Atanasov is a Certified Public Accountant and holds a Masters of Business Administration from the University of Tulsa and a Bachelors of Science in Accounting from Oral Roberts University.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: water services, crude oil logistics, NGL logistics and retail. NGL completed its initial public offering in May 2011. For further information visit the Partnership’s website at www.nglenergypartners.com.